Third Point Re Reports Second Quarter 2016 Earnings Results

Gross Premiums Written of $196.9 million
Net Income of $53.4 million
HAMILTON, Bermuda, August 4, 2016, Third Point Reinsurance Ltd. (“Third Point Re” or the “Company”) (NYSE:TPRE) today announced results for its second quarter ended June 30, 2016.
Third Point Re reported net income of $53.4 million, or $0.51 per diluted common share, for the second quarter of 2016, compared to net income of $15.7 million, or $0.15 per diluted common share, for the second quarter of 2015. For the six months ended June 30, 2016, Third Point Re reported net income of $2.2 million, or $0.02 per diluted common share, compared with net income of $66.1 million, or $0.62 per diluted common share, for the six months ended June 30, 2015.
For the three months ended June 30, 2016, diluted book value per share increased by $0.51 per share, or 4.1%, to $12.88 per share from $12.37 per share as of March 31, 2016. For the six months ended June 30, 2016, diluted book value per share increased by $0.03 per share, or 0.2%, to $12.88 per share from $12.85 per share as of December 31, 2015.
“During the second quarter, we generated premiums written of $196.9 million, an increase of 6.9% compared to the prior year’s second quarter. Our combined ratio for the quarter was 119.2%, which was disappointing and reflects adverse development on several contracts in the quarter.  Market conditions in the lines of business that we focus on continue to present challenges in finding profitable underwriting opportunities,” commented John Berger, Chairman and Chief Executive Officer. “Our investments performed well in the second quarter. We generated an investment return of 4.0% in the second quarter and a further 2.6% in July bringing the year to date return through July to 4.6%.”
The following table shows certain key financial metrics for the three and six months ended June 30, 2016 and 2015:

	Three months ended		Six months ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
	($ in millions, except for per share data and ratios)
Gross premiums written	$196.9	$184.3	$394.0	$397.7
Net premiums earned	$133.1	$120.6	$269.9	$259.7
Net underwriting loss (1) (2)	$(25.6)	$(9.4)	$(32.2)	$(13.2)
Combined ratio (1) (2)	119.2%	107.8%	111.9%	105.1%
Net investment return on investments managed by Third Point LLC	4.0%	1.7%	1.9%	4.8%
Net investment income	$86.3	$38.6	$46.2	$103.5
Net investment income on float (3)	$19.1	$9.8	$10.8	$28.4
Net income	$53.4	$15.7	$2.2	$66.1
Diluted earnings per common share	$0.51	$0.15	$0.02	$0.62
Increase in diluted book value per share (3)	4.1%	1.1%	0.2%	4.2%
Return on beginning shareholders’ equity (3)	4.0%	1.0%	0.2%	4.6%
Net investments managed by Third Point LLC (4)	$2,133.6	$2,062.8	$2,133.6	$2,062.8

(1)	Property and Casualty Reinsurance segment only.

(2)	See the accompanying Segment Reporting for a calculation of net underwriting loss and combined ratio.

(3)
Net investment income on float, diluted book value per share and return on beginning shareholders’ equity are non-GAAP financial measures. See the accompanying Reconciliation of Non-GAAP Measures and Key Performance Indicators for an explanation and calculation of net investment income on float, diluted book value per share and return on beginning shareholders’ equity.

(4)	Prior year comparatives represent amounts as of December 31, 2015.

Share Repurchase Program
During the three and six months ended June 30, 2016, Third Point Re repurchased 644,768 of its common shares in the open market for an aggregate cost of $7.4 million at a weighted average cost, including commissions, of $11.46 per share. Common shares repurchased by Third Point Re were not cancelled and are classified as treasury shares. As of June 30, 2016, Third Point Re may repurchase up to an aggregate of $92.6 million of additional common shares under its share repurchase program.

Segment Highlights
Property and Casualty Reinsurance Segment
Gross premiums written increased by $12.7 million, or 6.9%, to $196.9 million for the three months ended June 30, 2016 from $184.2 million for the three months ended June 30, 2015. Gross premiums written decreased by $3.6 million, or 0.9%, to $394.0 million for the six months ended June 30, 2016 from $397.6 million for the six months ended June 30, 2015.
Net premiums earned for the three months ended June 30, 2016 increased by $12.7 million, or 10.6%, to $133.1 million. Net premiums earned for the six months ended June 30, 2016 increased by $10.4 million, or 4.0%, to $269.9 million.
The net underwriting loss and combined ratio for the three and six months ended June 30, 2016 included increases in the net underwriting loss of $12.9 million and $12.5 million, respectively, related to changes in estimates of prior years’ loss reserves and the related impact of acquisition costs compared to $2.0 million and $3.0 million increases in the net underwriting loss for the three and six months ended June 30, 2015, respectively. The net impact of the adverse loss development for the three months ended June 30, 2016 was primarily due to:

•
$4.4 million of net adverse underwriting loss development relating to one multi-line contract written since 2014. This contract contains underlying commercial auto physical damage and auto extended warranty exposure. The adverse loss experience is a result of an increase in the number of reported claims and inadequate pricing in certain segments of the underlying business;

•
$4.3 million of net adverse underwriting loss development relating to a workers’ compensation contract written in 2012, 2013, and 2014 under which we have been experiencing claims developing with higher than anticipated severity, which led to an increase in our previous loss assumptions on this contract;

•
$2.7 million of net adverse underwriting loss development relating to our Florida homeowners’ reinsurance contracts primarily as a result of higher than anticipated water damage claims and an increase in the practice of assignment of benefits whereby homeowners assign their rights for filing and settling claims to attorneys and public adjusters, which has led to increases in the frequency of claims reported as well as the severity of losses and loss adjustment expenses. Contracts for which we experienced this adverse loss development have not been renewed; and

•
$1.9 million of net adverse underwriting loss development relating to non-standard auto contracts during the period, primarily due to the inability of cedents to promptly react to increasing frequency and severity trends, resulting in underpriced business and adverse selection.

Investments
For the three months ended June 30, 2016, Third Point Re recorded net investment income of $86.3 million, compared to $38.6 million for the three months ended June 30, 2015. The return on investments managed by the Company’s investment manager, Third Point LLC, was 4.0% for the three months ended June 30, 2016 compared to 1.7% for the three months ended June 30, 2015. For the six months ended June 30, 2016, Third Point Re recorded net investment income of $46.2 million, compared to $103.5 million for the six months ended June 30, 2015. The return on investments managed by the Company’s investment manager, Third Point LLC, was 1.9% for the six months ended June 30, 2016 compared to 4.8% for the six months ended June 30, 2015.
The positive return for the three months ended June 30, 2016 was primarily a result of Third Point LLC’s credit portfolio. Within credit, we saw positive performance in our sovereign, structured, and corporate portfolios. Within equities, significant gains in the healthcare and industrials sectors were partially offset by losses in hedges and the technology, media and telecommunications sector.  Additionally, for the six months ended June 30, 2016, outperformance from several core portfolio positions within our long equity portfolio were more than offset by losses from one healthcare position. The macro and other category reduced returns in the first half of 2016 as a result of a markdown of a private position and negative performance from several currency and macroeconomic hedges.

Conference Call Details
The Company will hold a conference call to discuss its second quarter 2016 results at 8:30 a.m. Eastern Time on August 5, 2016. The call will be webcast live over the Internet from the Company’s website at www.thirdpointre.bm under “Investors”. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call is also available by dialing 1-877-407-0789 (domestic) or 1-201-689-8562 (international). Participants should ask for the Third Point Reinsurance Ltd. second quarter earnings conference call.
A replay of the live conference call will be available approximately three hours after the call. The replay will be available on the Company’s website or by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international) and entering the replay passcode 13639479. The telephonic replay will be available until 11:59 p.m. (Eastern Time) on August 12, 2016.
Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: (i) limited historical information about the Company; (ii) fluctuation in results of operations; (iii) more established competitors; (iv) losses exceeding reserves; (v) downgrades or withdrawal of ratings by rating agencies; (vi) dependence on key executives; (vii) dependence on letter of credit facilities that may not be available on commercially acceptable terms; (viii) potential inability to pay dividends; (ix) inability to service the Company’s indebtedness; (x) limited cash flow and liquidity due to indebtedness; (xi) unavailability of capital in the future; (xii) fluctuations in market price of the Company’s common shares; (xiii) dependence on clients’ evaluations of risks associated with such clients’ insurance underwriting; (xiv) suspension or revocation of reinsurance licenses; (xv) potentially being deemed an investment company under United States federal securities law; (xvi) potential characterization of Third Point Re and/or Third Point Reinsurance Company Ltd. as a passive foreign investment company; (xvii) future strategic transactions such as acquisitions, dispositions, merger or joint ventures; (xviii) dependence on Third Point LLC to implement the Company’s investment strategy; (xix) termination by Third Point LLC of the investment management agreements; (xx) risks associated with the Company’s investment strategy being greater than those faced by competitors; (xxi) increased regulation or scrutiny of alternative investment advisers affecting the Company’s reputation; (xxii) Third Point Reinsurance Ltd. potentially becoming subject to United States federal income taxation; (xxiii) potentially becoming subject to United States withholding and information reporting requirements under the Foreign Account Tax Compliance Act provisions; (xxiv) changes in Bermuda law or other regulation that may have an adverse impact on the Company's operations; and (xxv) other risks and factors listed under “Risk Factors” in our most recent Annual Report on Form 10-K and other periodic and current disclosures filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
In presenting Third Point Re’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including net investment income on float, book value per share, diluted book value per share and return on beginning shareholders’ equity, are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.
About the Company
The Company is a public company listed on the New York Stock Exchange which, through its wholly-owned subsidiaries Third Point Reinsurance Company Ltd. and Third Point Reinsurance (USA) Ltd., writes property and casualty reinsurance business.  Third Point Reinsurance Company Ltd. was incorporated in October 2011 and commenced underwriting business on January 1, 2012. Third Point Reinsurance (USA) Ltd. was incorporated in November 2014 and commenced underwriting business in February 2015. Third Point Reinsurance Company Ltd. and Third Point Reinsurance (USA) Ltd. each have an “A-” (Excellent) financial strength rating from A.M. Best Company, Inc.

Contact
Third Point Reinsurance Ltd.
Manoj Gupta - Head of Investor Relations and Business Development
investorrelations@thirdpointre.bm
+1 441-542-3333

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of June 30, 2016 and December 31, 2015
(expressed in thousands of U.S. dollars, except per share and share amounts)

	June 30, 2016	December 31, 2015
Assets
Equity securities, trading, at fair value (cost - $1,412,591; 2015 - $1,156,369)	$1,458,015	$1,231,077
Debt securities, trading, at fair value (cost - $1,220,744; 2015 - $1,049,652)	1,250,883	1,034,247
Other investments, at fair value	64,320	51,920
Total investments in securities	2,773,218	2,317,244
Cash and cash equivalents	7,038	20,407
Restricted cash and cash equivalents	280,069	330,915
Due from brokers	337,264	326,971
Derivative assets, at fair value	26,122	35,337
Interest and dividends receivable	7,492	10,687
Reinsurance balances receivable	429,358	294,313
Deferred acquisition costs, net	221,651	197,093
Other assets	14,159	12,141
Total assets	$4,096,371	$3,545,108
Liabilities and shareholders’ equity
Liabilities
Accounts payable and accrued expenses	$9,878	$11,966
Reinsurance balances payable	45,747	24,119
Deposit liabilities	88,817	83,955
Unearned premium reserves	655,397	531,710
Loss and loss adjustment expense reserves	536,955	466,047
Securities sold, not yet purchased, at fair value	262,748	314,353
Securities sold under an agreement to repurchase	168,356	8,944
Due to brokers	794,141	574,962
Derivative liabilities, at fair value	16,401	15,392
Performance fee payable to related party	2,954	—
Interest and dividends payable	4,517	4,400
Senior notes payable, net of deferred costs	113,465	113,377
Total liabilities	2,699,376	2,149,225
Commitments and contingent liabilities
Shareholders’ equity
Preference shares (par value $0.10; authorized, 30,000,000; none issued)	—	—
Common shares (par value $0.10; authorized, 300,000,000; issued and outstanding, 106,285,663 (2015 - 105,479,341))	10,629	10,548
Treasury shares (644,768 shares (2015 - nil shares))	(7,389)	—
Additional paid-in capital	1,086,258	1,080,591
Retained earnings	290,834	288,587
Shareholders’ equity attributable to shareholders	1,380,332	1,379,726
Non-controlling interests	16,663	16,157
Total shareholders’ equity	1,396,995	1,395,883
Total liabilities and shareholders’ equity	$4,096,371	$3,545,108

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
For the three and six months ended June 30, 2016 and 2015
(expressed in thousands of U.S. dollars, except per share and share amounts)

	Three months ended		Six months ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Revenues
Gross premiums written	$196,866	$184,342	$394,022	$397,676
Gross premiums ceded	(1,425)	(1,425)	(1,425)	(1,477)
Net premiums written	195,441	182,917	392,597	396,199
Change in net unearned premium reserves	(62,319)	(62,339)	(122,673)	(136,546)
Net premiums earned	133,122	120,578	269,924	259,653
Net investment income	86,346	38,611	46,236	103,529
Total revenues	219,468	159,189	316,160	363,182
Expenses
Loss and loss adjustment expenses incurred, net	104,131	76,053	188,807	157,799
Acquisition costs, net	48,482	47,498	100,169	102,155
General and administrative expenses	10,243	14,267	21,531	25,975
Other expenses	3,173	2,315	5,879	5,016
Interest expense	2,046	2,052	4,094	3,088
Foreign exchange (gains) losses	(8,068)	139	(10,454)	(54)
Total expenses	160,007	142,324	310,026	293,979
Income before income tax expense	59,461	16,865	6,134	69,203
Income tax expense	(5,310)	(708)	(3,381)	(2,013)
Income including non-controlling interests	54,151	16,157	2,753	67,190
Income attributable to non-controlling interests	(775)	(495)	(506)	(1,058)
Net income	$53,376	$15,662	$2,247	$66,132
Earnings per share
Basic	$0.51	$0.15	$0.02	$0.63
Diluted	$0.51	$0.15	$0.02	$0.62
Weighted average number of ordinary shares used in the determination of earnings per share
Basic	104,132,797	103,927,761	104,195,336	103,837,545
Diluted	105,233,921	106,696,874	105,228,174	106,425,347

THIRD POINT REINSURANCE LTD.
SEGMENT REPORTING

	Three months ended June 30, 2016
	Property and Casualty Reinsurance	Catastrophe Risk Management (2)	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$196,866	$—	$—	$196,866
Gross premiums ceded	(1,425)	—	—	(1,425)
Net premiums written	195,441	—	—	195,441
Change in net unearned premium reserves	(62,319)	—	—	(62,319)
Net premiums earned	133,122	—	—	133,122
Expenses
Loss and loss adjustment expenses incurred, net	104,131	—	—	104,131
Acquisition costs, net	48,482	—	—	48,482
General and administrative expenses	6,085	—	4,158	10,243
Total expenses	158,698	—	4,158	162,856
Net underwriting loss	(25,576)	n/a	n/a	n/a
Net investment income	19,098	—	67,248	86,346
Other expenses	(3,173)	—	—	(3,173)
Interest expense	—	—	(2,046)	(2,046)
Foreign exchange gains	—	—	8,068	8,068
Income tax expense	—	—	(5,310)	(5,310)
Segment income (loss) including non-controlling interests	(9,651)	—	63,802	54,151
Segment income attributable to non-controlling interests	—	—	(775)	(775)
Segment income (loss)	$(9,651)	$—	$63,027	$53,376
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	78.2%
Acquisition cost ratio	36.4%
Composite ratio	114.6%
General and administrative expense ratio	4.6%
Combined ratio	119.2%

	Six months ended June 30, 2016
	Property and Casualty Reinsurance	Catastrophe Risk Management (2)	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$394,022	$—	$—	$394,022
Gross premiums ceded	(1,425)	—	—	(1,425)
Net premiums written	392,597	—	—	392,597
Change in net unearned premium reserves	(122,673)	—	—	(122,673)
Net premiums earned	269,924	—	—	269,924
Expenses
Loss and loss adjustment expenses incurred, net	188,807	—	—	188,807
Acquisition costs, net	100,169	—	—	100,169
General and administrative expenses	13,147	—	8,384	21,531
Total expenses	302,123	—	8,384	310,507
Net underwriting loss	(32,199)	n/a	n/a	n/a
Net investment income	10,837	—	35,399	46,236
Other expenses	(5,879)	—	—	(5,879)
Interest expense	—	—	(4,094)	(4,094)
Foreign exchange gains	—	—	10,454	10,454
Income tax expense	—	—	(3,381)	(3,381)
Segment income (loss) including non-controlling interests	(27,241)	—	29,994	2,753
Segment income attributable to non-controlling interests	—	—	(506)	(506)
Segment income (loss)	$(27,241)	$—	$29,488	$2,247
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	69.9%
Acquisition cost ratio	37.1%
Composite ratio	107.0%
General and administrative expense ratio	4.9%
Combined ratio	111.9%
(1) Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)    As of December 31, 2015, all investments in the Catastrophe Fund had been redeemed. In February 2016, the Company completed the dissolution of the Catastrophe Fund and Catastrophe Reinsurer. As a result, there is no further activity in the Catastrophe Risk Management segment.

	Three months ended June 30, 2015
	Property and Casualty Reinsurance	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$184,191	$151	$—	$184,342
Gross premiums ceded	(1,425)	—	—	(1,425)
Net premiums written	182,766	151	—	182,917
Change in net unearned premium reserves	(62,384)	45	—	(62,339)
Net premiums earned	120,382	196	—	120,578
Expenses
Loss and loss adjustment expenses incurred, net	76,053	—	—	76,053
Acquisition costs, net	47,475	23	—	47,498
General and administrative expenses	6,242	198	7,827	14,267
Total expenses	129,770	221	7,827	137,818
Net underwriting loss	(9,388)	n/a	n/a	n/a
Net investment income	9,790	43	28,778	38,611
Other expenses	(2,315)	—	—	(2,315)
Interest expense	—	—	(2,052)	(2,052)
Foreign exchange losses	—	—	(139)	(139)
Income tax expense	—	—	(708)	(708)
Segment income (loss) including non-controlling interests	(1,913)	18	18,052	16,157
Segment income attributable to non-controlling interests	—	(64)	(431)	(495)
Segment income (loss)	$(1,913)	$(46)	$17,621	$15,662
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	63.2%
Acquisition cost ratio	39.4%
Composite ratio	102.6%
General and administrative expense ratio	5.2%
Combined ratio	107.8%

	Six months ended June 30, 2015
	Property and Casualty Reinsurance	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$397,574	$102	$—	$397,676
Gross premiums ceded	(1,477)	—	—	(1,477)
Net premiums written	396,097	102	—	396,199
Change in net unearned premium reserves	(136,598)	52	—	(136,546)
Net premiums earned	259,499	154	—	259,653
Expenses
Loss and loss adjustment expenses incurred, net	157,799	—	—	157,799
Acquisition costs, net	102,138	17	—	102,155
General and administrative expenses	12,809	431	12,735	25,975
Total expenses	272,746	448	12,735	285,929
Net underwriting loss	(13,247)	n/a	n/a	n/a
Net investment income	28,365	68	75,096	103,529
Other expenses	(5,016)	—	—	(5,016)
Interest expense	—	—	(3,088)	(3,088)
Foreign exchange gains	—	—	54	54
Income tax expense	—	—	(2,013)	(2,013)
Segment income (loss) including non-controlling interests	10,102	(226)	57,314	67,190
Segment (income) loss attributable to non-controlling interests	—	16	(1,074)	(1,058)
Segment income (loss)	$10,102	$(210)	$56,240	$66,132
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	60.8%
Acquisition cost ratio	39.4%
Composite ratio	100.2%
General and administrative expense ratio	4.9%
Combined ratio	105.1%

(1)	Underwriting ratios are calculated by dividing the related expense by net premiums earned.

THIRD POINT REINSURANCE LTD.
RECONCILIATION OF NON-GAAP MEASURES AND KEY PERFORMANCE INDICATORS

	June 30, 2016	December 31, 2015
Basic and diluted book value per share numerator:	($ in thousands, except share and per share amounts)
Total shareholders’ equity	$1,396,995	$1,395,883
Less: non-controlling interests	(16,663)	(16,157)
Shareholders’ equity attributable to shareholders	1,380,332	1,379,726
Effect of dilutive warrants issued to founders and an advisor	46,512	46,512
Effect of dilutive stock options issued to directors and employees	57,024	58,070
Diluted book value per share numerator	$1,483,868	$1,484,308
Basic and diluted book value per share denominator:
Issued and outstanding shares, net of treasury shares	103,716,629	104,256,745
Effect of dilutive warrants issued to founders and an advisor	4,651,163	4,651,163
Effect of dilutive stock options issued to directors and employees	5,683,740	5,788,391
Effect of dilutive restricted shares issued to directors and employees	1,157,384	837,277
Diluted book value per share denominator	115,208,916	115,533,576

Basic book value per share	$13.31	$13.23
Diluted book value per share	$12.88	$12.85

	Three months ended		Six months ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
	($ in thousands)
Net investment income on float	$19,098	$9,790	$10,837	$28,365
Net investment income on capital	67,014	28,640	34,918	74,914
Net investment income on investments managed by Third Point LLC	86,112	38,430	45,755	103,279
Net gain on investment in Kiskadee Fund	234	139	481	183
Net investment income related to Catastrophe Reinsurer and Catastrophe Fund	—	42	—	67
	$86,346	$38,611	$46,236	$103,529

	Three months ended		Six months ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
	($ in thousands)
Net income	$53,376	$15,662	$2,247	$66,132
Shareholders’ equity attributable to shareholders - beginning of period	1,331,247	1,506,581	1,379,726	1,451,913
Impact of weighting related to shareholders’ equity from shares repurchased	(2,609)	—	(1,305)	—
Adjusted shareholders’ equity attributable to shareholders - beginning of period	$1,328,638	$1,506,581	$1,378,421	$1,451,913
Return on beginning shareholders’ equity	4.0%	1.0%	0.2%	4.6%

Non-GAAP Financial Measures and Key Performance Indicators
Book Value per Share and Diluted Book Value per Share
Book value per share and diluted book value per share are non-GAAP financial measures. Book value per share is calculated by dividing shareholders’ equity attributable to shareholders by the number of issued and outstanding shares at period end, net of treasury shares. Diluted book value per share is calculated by dividing shareholders’ equity attributable to shareholders and adjusted to include unvested restricted shares and the exercise of all in-the-money options and warrants. For unvested restricted shares with a performance condition, we include the unvested restricted shares for which we consider vesting to be probable. We believe that long-term growth in diluted book value per share is the most important measure of our financial performance because it allows management and investors to track over time the value created by the retention of earnings. In addition, we believe this metric is used by investors because it provides a basis for comparison with other companies in our industry that also report a similar measure.
Net Investment Income on Float
Net investment income on float is an important aspect of our property and casualty reinsurance operation. In an insurance or reinsurance operation, float arises because premiums from reinsurance contracts and proceeds from deposit accounted contracts are collected before losses are paid. In some instances, the interval between receipts and payments can extend over many years. During this time interval, insurance and reinsurance companies invest the premiums received and generate investment returns. Float is not a concept defined by U.S. GAAP and therefore, there are no comparable U.S. GAAP measures and as a result, is considered to be a non-GAAP measure. We believe that net investment income generated on float is an important consideration in evaluating the overall contribution of our property and casualty reinsurance operation to our consolidated results. It is also explicitly considered as part of the evaluation of management’s performance for purposes of long-term incentive compensation.
Net Investment Return on Investments Managed by Third Point LLC
Net investment return represents the return on our investments managed by Third Point LLC, net of fees. The net investment return on investments managed by Third Point LLC is the percentage change in value of a dollar invested over the reporting period on our investment assets managed by Third Point LLC, net of non-controlling interest. The stated return is net of withholding taxes, which are presented as a component of income tax expense in our condensed consolidated statements of income (loss). Net investment return is the key indicator by which we measure the performance of Third Point LLC, our investment manager.
Return on Beginning Shareholders’ Equity
Return on beginning shareholders’ equity as presented is a non-GAAP financial measure. Return on beginning shareholders’ equity is calculated by dividing net income by the beginning shareholders’ equity attributable to shareholders. We believe this metric is used by investors to supplement measures of our profitability. For the periods ended June 30, 2016, we have also adjusted the beginning shareholders’ equity for the impact of the shares repurchased on a weighted average basis. This adjustment increased the stated returns on beginning shareholders’ equity.